Exhibit 99.2

Priceline.com Reports 3rd Quarter 2004 Financial Results

Gross travel bookings are $432 million, up 44% year over year

Airline ticket unit bookings grow 65%

NORWALK, Conn., November 2, 2004 . . Priceline.com® Incorporated (Nasdaq: PCLN) today reported 3rd quarter 2004 gross travel bookings of $432 million, a 44% increase over a year ago.  Gross travel bookings refer to the total dollar value inclusive of taxes and fees of all travel products purchased by consumers.  Revenues were $235.9 million versus $243.4 million for the same period a year ago.

Priceline.com’s GAAP gross profit for the 3rd quarter 2004 was $51.1 million.  Priceline.com’s GAAP net income for the 3rd quarter 2004 was $9.3 million, or $0.23 per diluted share.  Pro forma gross profit for the 3rd quarter 2004 was $51.7 million, up 27% over the same period a year ago.  Pro forma net income for the 3rd quarter 2004 was $11.3 million or $0.28 per diluted share, which exceeds First Call analyst estimates of $0.27 per diluted share and represents a 15% increase over the prior year.  Pro forma gross profit and pro forma net income exclude the after-tax effects of non-cash amortization expense of acquisition-related intangibles (primarily associated with priceline.com’s acquisition of Active Hotels and a majority of the equity of Travelweb LLC).  Pro forma net income further excludes the effects of stock-based compensation expense, option payroll tax expense, minority interest credit and, when applicable, the payment of non-cash preferred stock dividends.  The attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP and the section below entitled “Non-GAAP Financial Measures” provides further information about the use of pro forma financial measures used in this press release.

Airline ticket unit bookings, which include published-price and Name Your Own Price® tickets, grew 65% compared to the same period a year ago.  Hotel room night unit bookings grew 27% compared to the same period last year and rental car day unit bookings increased 12% year over year. Hotel room night unit bookings include bookings of Travelweb, which was acquired in May 2004, and ten days of results from Active Hotels, which was acquired in September 2004.  Rental car day unit bookings include bookings of RentalCars.com and Breezenet.com, which were acquired in June and December 2003, respectively.

“Priceline.com’s growth in gross bookings and gross profit dollars continued at an industry-leading pace, fueled by new products and product improvements, as well as contributions from Travelweb,” said priceline.com President and Chief Executive Officer Jeffery H. Boyd.  “On the bottom line, solid expense controls allowed us to report better-than-expected earnings, despite the negative impact of the hurricanes on bookings and cancellations in the southeast during the quarter.”

A major development in the 3rd quarter for priceline.com and its hotels service was the acquisition of UK-based Active Hotels Ltd., one of Europe’s leading Internet hotel reservation sites, on September 21, 2004.  For the twelve months ended September 30, 2004, Active Hotels had gross travel bookings of approximately $160 million, an approximate 100% increase over the same period a year ago.  Priceline.com said it expected the acquisition to be accretive to its earnings (before non-cash amortization expense associated with the acquisition) for the 4th quarter 2004 and for 2005.  Active Hotels will continue to be managed by Active’s Europe-based management team.

The acquisition of this profitable travel service expands priceline.com’s footprint in the European travel marketplace and broadens the Company’s inventory of hotels. Active Hotels works with a base of 8,000 participating European hotels.  Active Hotels’ distribution system includes 1,500 independent Web sites throughout Europe, plus company-owned Web sites like ActiveReservations.  Active Hotels’ services are available in English, French, Spanish, German and Italian.

Forward Guidance

Looking forward, Mr. Boyd commented, “With priceline.com’s expanded product line, including retail products, we believe that we are better positioned to compete in the busy holiday travel season than in previous years.  Moreover, we believe that our ongoing initiatives to offer retail choices to our hotel and rental car customers, expand packaging and destination commerce and build on Active Hotels’ leadership position in Europe should provide a firm foundation for growth into 2005.”

Priceline.com stated that it remained comfortable that 4th quarter year-over-year growth rates for gross travel bookings, revenue, pro forma gross profit and airline ticket, hotel room night and rental car days unit sales, without giving effect to the acquisition of Active Hotels, would be in line with the second half averages given in its previous guidance issued in August.  The Company also issued the following guidance for the 4th quarter 2004, which is inclusive of the results of Active Hotels:

•                  Gross travel bookings growth of 60% to 65% on a year-over-year basis;

•                  Airline Ticket unit sales growth of 60% to 65% on a year-over-year basis;

•                  Hotel Room Night unit sales growth of 55% to 60% on a year-over-year basis;

•                  Rental Car Day unit sales growth of 18% to 22% on a year-over-year basis;

•                  Revenue growth of approximately 5% to 10% on a year-over-year basis; and

•                  Pro forma gross profit growth of 50% to 55% on a year-over-year basis.

Priceline.com expects pro forma net income of between $0.14 and $0.18 per diluted share and GAAP net income of between $0.05 and $0.09 per share.  A reconciliation of pro forma financial results to GAAP results is included in the attached financial and statistical supplement.  Pro forma net income per diluted share for the 4th quarter 2004 excludes the after-tax effects of non-cash amortization expense of acquisition-related intangibles (primarily associated with the acquisitions of Travelweb LLC and Active Hotels), stock-based compensation, option payroll taxes and minority interest credit, which, when aggregated, are expected to total approximately $3.5 million.

About Priceline.com

Priceline.com is a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises.  Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee. Priceline.com operates the retail travel Web sites Travelweb.com, ActiveReservations.com, Lowestfare.com, Rentalcars.com and Breezenet.com.  Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees.

###

Press information:   Brian Ek  203-299-8167  (brian.ek@priceline.com)

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “may,” “will,” “should,” “could,” “expect(s),” “does not currently expect,” “plan(s),” “anticipate(s),” “believe(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

•                  adverse changes in general market conditions for leisure and other travel products as the result of, among other things, terrorist attacks;

•                  adverse changes in the Company’s relationships with airlines and other product and service providers which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s retail or “opaque” products, or both);

•                  the loss or reduction of global distribution fees;

•                  the bankruptcy or insolvency of another major domestic airline;

•                  the effects of increased competition, including, without limitation, adverse effects from the continued consolidation of on-line travel intermediaries;

•                  systems-related failures and/or security breaches;

•                  difficulties integrating recent acquisitions, including, without limitation, the acquisitions of Active Hotels and Travelweb;

•                  final adjustments made in closing the quarter;

•                  legal and regulatory risks; and

•                  the ability to attract and retain qualified personnel.

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Pro forma gross profit excludes the after-tax effects of non-cash amortization expense of acquisition-related intangibles primarily associated with the acquisition of Active Hotels Ltd. and a majority of the equity of Travelweb LLC.  Pro forma net income excludes the after-tax effects of non-cash amortization expense of acquisition-related intangibles (primarily associated with the acquisition of Active Hotels Ltd. and a majority of the equity of Travelweb LLC), stock based compensation, option payroll taxes, minority interest credit and, when applicable, the payment of non-cash preferred stock dividends.  Pro forma net income and pro forma gross profit are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. Priceline.com believes that pro forma net income and pro forma gross profit that exclude the after-tax effects of non-cash amortization expense of acquisition-related intangibles are useful for investors to evaluate priceline.com’s future on-going performance because they enable a more meaningful comparison of priceline.com’s projected cash earnings and performance with its historical results from prior periods.  Stock based compensation and preferred stock dividends are excluded from pro forma net income because they do not impact cash earnings and are reflected in earnings per share through increased share counts.  Option payroll tax often shows volatility unrelated to operating results since the expense is driven primarily by option exercise activity and the market price of priceline.com’s common stock. The minority interest credit associated with priceline.com’s equity ownership of Travelweb LLC is excluded from pro forma net income because priceline.com is funding all of Travelweb’s operations.  The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

priceline.com Incorporated

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2004	December 31, 2003
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$77,281	$93,732
Restricted cash	25,968	22,485
Short-term investments	144,381	151,736
Accounts receivable, net of allowance for doubtful accounts of $1,196 and $794, respectively	24,146	10,782
Prepaid expenses and other current assets	7,223	4,778

Total current assets	278,999	283,513

Property and equipment, net	15,899	16,524
Intangible assets, net	96,651	7,053
Goodwill	130,118	8,779
Other assets	16,186	21,915

Total assets	$537,853	$337,784

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$50,640	$25,061
Accrued expenses	25,096	21,031
Deferred merchant bookings	7,398	—
Other current liabilities	3,512	3,522
Total current liabilities	86,646	49,614

Deferred taxes	25,310	—
Other long-term liabilities	632	1,069
Minority interest	4,471	—
Long-term debt	224,572	124,524
Total liabilities	341,631	175,207

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK	13,470	13,470

Stockholders’ equity
Common stock	316	306
Treasury stock	(350,628)	(350,628)
Additional paid-in capital	2,063,451	2,055,607
Deferred compensation	(1,390)	(1,408)
Accumulated deficit	(1,530,448)	(1,555,444)
Accumulated other comprehensive income	1,451	674
Total stockholders’ equity	182,752	149,107

Total liabilities and stockholders’ equity	$537,853	$337,784

priceline.com Incorporated

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003

Merchant revenues	$226,453	$240,584	$693,324	$676,135
Agency revenues	8,671	1,895	23,866	4,376
Other revenues	758	962	2,212	2,983
Total revenues	235,882	243,441	719,402	683,494

Cost of merchant revenues	184,627	202,793	570,994	569,365
Cost of agency revenues	151	—	151	—
Cost of other revenues	—	—	—	—
Total costs of revenues	184,778	202,793	571,145	569,365

Gross profit	51,104	40,648	148,257	114,129

Operating expenses:
Advertising - Offline	7,471	5,524	27,752	19,011
Advertising - Online	7,178	4,760	18,668	13,145
Sales and marketing	8,711	7,242	24,513	21,895
Personnel	8,036	7,441	24,054	22,500
General and administrative, including option payroll taxes	4,301	3,212	12,264	8,775
Information technology	2,272	1,878	7,241	6,849
Depreciation and amortization	3,359	2,510	8,144	9,209
Stock based compensation	126	106	344	176
Restructuring charge/(reversal)	—	(137)	(12)	(137)
Warrant costs	—	—	—	6,638

Total operating expenses	41,454	32,536	122,968	108,061

Operating income	9,650	8,112	25,289	6,068

Other income:
Interest income	1,655	596	3,794	1,539
Interest expense	(1,299)	(367)	(2,431)	(413)
Equity in income (loss) of investees, net	9	1,389	(152)	2,494
Other	56	—	75	—
Total other income	421	1,618	1,286	3,620

Earnings before income taxes	10,071	9,730	26,575	9,688
Income tax expense	67	—	67	—

Net income	10,004	9,730	26,508	9,688
Preferred stock dividend	(740)	(1,194)	(1,512)	(1,491)

Net income applicable to common stockholders	$9,264	$8,536	$24,996	$8,197

Net income applicable to common stockholders per basic common share	$0.24	$0.22	$0.66	$0.22

Weighted average number of basic common shares outstanding	38,684	38,044	38,111	37,726

Net income applicable to common stockholders per diluted common share	$0.23	$0.21	$0.63	$0.21

Weighted average number of diluted common shares outstanding	40,279	39,812	39,785	38,883

priceline.com Incorporated

RECONCILIATION OF GAAP GROSS PROFIT AND NET INCOME TO PRO FORMA GROSS PROFIT AND NET INCOME

(In thousands, except per share data, unaudited)

	GAAP	Adjustments		Pro Forma

Merchant revenues	$226,453	$—		$226,453
Agency revenues	8,671	—		8,671
Other revenues	758	—		758
Total revenues	235,882	—		235,882

Cost of merchant revenues	184,627	(403	)(a)	184,224
Cost of agency revenues	151	(151	)(b)	—
Cost of other revenues	—	—		—
Total costs of revenues	184,778	(554)		184,224

Gross profit	51,104	554		51,658

Operating expenses:
Advertising - Offline	7,471	—		7,471
Advertising - Online	7,178	—		7,178
Sales and marketing	8,711	—		8,711
Personnel	8,036	—		8,036
General and administrative, including option payroll taxes	4,301	(6	)(c)	4,295
Information technology	2,272	—		2,272
Depreciation and amortization	3,359	(823	)(d)	2,536
Stock based compensation	126	(126	)(e)	—
Restructuring charge/(reversal)	—	—		—
Warrant costs	—	—		—

Total operating expenses	41,454	(955)		40,499

Operating income	9,650	1,509		11,159

Other income:
Interest income	1,655	—		1,655
Interest expense	(1,299)	—		(1,299)
Equity in income (loss) of investees, net	9	—		9
Other	56	(66	)(f)	(10)
Total other income	421	(66)		355

Earnings before income taxes	10,071	1,443		11,514
Income tax expense	67	124	(g)	191

Net income	10,004	1,319		11,323
Preferred stock dividend	(740)	740	(h)	—

Net income applicable to common stockholders	$9,264	$2,059		$11,323

Net income applicable to common stockholders per basic common share	$0.24			$0.29

Weighted average number of basic common shares outstanding	38,684			38,684

Net income applicable to common stockholders per diluted common share	$0.23			$0.28

Weighted average number of diluted common shares outstanding	40,279			40,279

(a)	Cost of merchant revenue adjustment for Travelweb acquired intangibles.
(b)	Cost of agency revenue adjustment for Active Hotels acquired intangibles.
(c)	Adjustment for option payroll taxes.
(d)	Amortization adjustment for acquistion-related intangibles, primarily related to Active Hotels and Travelweb.
(e)	Adjustment for stock-based compensation.
(f)	Adjustment for minority interest credit.
(g)	Adjustment for acquisition-related income tax benefit.
(h)	Adjustment for preferred stock dividend.

priceline.com Incorporated - 2004 THIRD QUARTER FINANCIAL DATA SUPPLEMENT

priceline.com Financials

Consolidated Statements of Operations

Consolidated Balance Sheets

Statistical Data

This supplement is unaudited and intended as a supplement to, and should be read in conjunction with, the Company’s audited financial statements and the notes thereto filed with the SEC on Form 10-K and unaudited quarterly financial statements filed with the SEC on Form 10-Q.  Certain data have been reclassified in order to conform historical information in a manner consistent with current presentation and has not been audited in this form.  Certain presentations within this supplement are not consistent with Generally Accepted Accounting Principles.

priceline.com Incorporated

Consolidated Statements of Operations

In thousands, except per share data

(Unaudited)

Income Statement Analysis	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04	3Q04	3Q04 vs. 3Q03	9 months 2004	9 months 2003	9 mos. 2004 vs. 9 mos. 2003

Merchant revenues	$198,608	$236,943	$240,584	$176,319	$217,011	$249,860	$226,453	-6%	$693,324	$676,135	3%
Agency revenues	1,005	1,476	1,895	3,178	6,448	8,747	8,671	358%	23,866	4,376	445%
Other revenues	874	1,147	962	670	672	782	758	-21%	2,212	2,983	-26%
Total revenues	200,487	239,566	243,441	180,167	224,131	259,389	235,882	-3%	719,402	683,494	5%

Cost of merchant revenues	167,500	199,072	202,793	148,351	180,757	205,610	184,627	-9%	570,994	569,365	0%
Cost of agency revenues	—	—	—	—	—	—	151	NM	151	—	NM
Cost of other revenues	—	—	—	—	—	—	—	NM	—	—	0%
Total costs of revenues	167,500	199,072	202,793	148,351	180,757	205,610	184,778	-9%	571,145	569,365	0%

Gross profit	$32,987	$40,494	$40,648	$31,816	$43,374	$53,779	$51,104	26%	$148,257	$114,129	30%

Operating expenses:
Advertising - offline	6,986	6,501	5,524	6,028	10,664	9,617	7,471	35%	27,752	19,011	46%
Advertising - online	4,112	4,273	4,760	4,064	4,741	6,749	7,178	51%	18,668	13,145	42%
Sales and marketing	6,864	7,789	7,242	4,908	6,706	9,096	8,711	20%	24,513	21,895	12%
Personnel	7,512	7,547	7,441	7,180	8,235	7,783	8,036	8%	24,054	22,500	7%
General and administrative	2,819	2,642	3,058	3,256	3,469	4,156	4,295	40%	11,920	8,519	40%
Information technology	2,367	2,604	1,878	2,049	2,514	2,455	2,272	21%	7,241	6,849	6%
Depreciation and amortization	3,912	2,787	2,510	2,324	2,220	2,565	3,359	34%	8,144	9,209	-12%
Option payroll taxes	—	102	154	—	40	298	6	-96%	344	256	34%
Stock based compensation	—	70	106	106	106	112	126	19%	344	176	95%
Restructuring charge/(reversal)	—	—	(137)	(49)	—	(12)	—	100%	(12)	(137)	NM
Warrant costs	6,638	—	—	—	—	—	—	NM	—	6,638	-100%

Total operating expenses	$41,210	$34,315	$32,536	$29,866	$38,695	$42,819	$41,454	27%	$122,968	$108,061	14%

Operating income (loss)	$(8,223)	$6,179	$8,112	$1,950	$4,679	$10,960	$9,650	19%	$25,289	$6,068	317%

Other income (expenses):
Interest income, net	492	405	229	441	544	463	356	55%	1,363	1,126	21%
Equity in income/(loss) of investees, net	—	1,105	1,389	(163)	(126)	(35)	9	-99%	(152)	2,494	-106%
Other	—	—	—	—	6	13	56	NM	75	—	NM

Total other income	$492	$1,510	$1,618	$278	$424	$441	$421	-74%	1,286	3,620	-64%

Earnings before income taxes	$(7,731)	$7,689	$9,730	$2,228	$5,103	$11,401	$10,071	4%	$26,575	$9,688	174%

Income tax expense	—	—	—	—	—	—	$67	NM	$67	$0	NM

Net income (loss)	$(7,731)	$7,689	$9,730	$2,228	$5,103	$11,401	$10,004	3%	$26,508	$9,688	174%

Preferred stock dividend	(297)	—	(1,194)	—	(772)	—	(740)	38%	(1,512)	(1,491)	-1%

Net income (loss) applicable to common stockholders	$(8,028)	$7,689	$8,536	$2,228	$4,331	$11,401	$9,264	9%	$24,996	$8,197	205%

Net income (loss) applicable to common stockholders per basic common share	$(0.21)	$0.20	$0.22	$0.06	$0.12	$0.30	$0.24	7%	$0.66	$0.22	202%

Net income (loss) applicable to common stockholders per diluted common share	$(0.21)	$0.20	$0.21	$0.06	$0.11	$0.29	$0.23	7%	$0.63	$0.21	198%

(1) Weighted average common shares:
Basic	37,477	37,635	38,044	38,019	37,588	38,076	38,684	2%	38,111	37,726	1%
Diluted	37,477	39,284	39,812	40,107	38,905	39,932	40,279	1%	39,785	38,883	2%
Common shares outstanding, end of period	37,495	37,925	38,291	37,607	37,696	38,748	38,801	1%	38,801	37,925	2%

Gross margin	16.5%	16.9%	16.7%	17.7%	19.4%	20.7%	21.7%		20.6%	16.7%

(1)  Reflects one-for-six reverse stock split.

1

priceline.com Incorporated

Consolidated Balance Sheets

In thousands

(Unaudited)

	3/31/2003	6/30/2003	9/30/2003	12/31/2003	3/31/2004	6/30/2004	9/30/2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$52,560	$69,292	$115,302	$93,732	$176,092	$156,306	$77,281
Restricted cash	17,025	16,869	20,750	22,485	22,384	23,502	25,968
Short-term investments	70,194	62,992	148,027	151,736	79,576	206,360	144,381
Accounts receivable, net of allowance for doubtful accounts	16,106	23,565	18,809	10,782	19,052	23,733	24,146
Prepaid expenses and other current assets	6,243	8,158	6,737	4,778	3,435	6,156	7,223

Total current assets	162,128	180,876	309,625	283,513	300,539	416,057	278,999

PROPERTY AND EQUIPMENT, net	17,690	16,106	16,603	16,524	15,692	15,474	15,899
INTANGIBLE ASSETS, net	1,086	3,808	3,687	7,053	6,814	13,570	96,651
GOODWILL	10,517	10,517	9,534	8,779	8,779	32,837	130,118
OTHER ASSETS	16,837	17,699	22,829	21,915	21,385	16,674	16,186

TOTAL ASSETS	$208,258	$229,006	$362,278	$337,784	$353,209	$494,612	$537,853

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$36,020	$46,863	$38,467	$25,061	$38,023	$49,380	$50,640
Accrued expenses	24,983	23,296	22,972	21,031	18,118	22,414	25,096
Deferred merchant bookings	—	—	—	—	—	8,867	7,398
Other current liabilities	2,833	2,134	3,100	3,522	3,127	3,340	3,512
Total current liabilities	63,836	72,293	64,539	49,614	59,268	84,001	86,646

Deferred taxes	—	—	—	—	—	—	25,310
Other long-term liabilities	422	276	545	1,069	435	2,029	632
Minority interest	—	—	—	—	—	691	4,471
Long-term debt	—	—	125,000	124,524	124,996	223,348	224,572
Total liabilities	64,258	72,569	190,084	175,207	184,699	310,069	341,631

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK	13,470	13,470	13,470	13,470	13,470	13,470	13,470

STOCKHOLDERS’ EQUITY:
Common stock	1,886	303	306	306	307	315	316
Treasury stock	(338,410)	(338,410)	(338,410)	(350,628)	(350,628)	(350,628)	(350,628)
Additional paid-in capital	2,040,850	2,048,785	2,055,540	2,055,607	2,056,942	2,062,613	2,063,451
Deferred compensation	—	(1,619)	(1,514)	(1,408)	(1,302)	(1,516)	(1,390)
Accumulated deficit	(1,573,897)	(1,566,208)	(1,557,672)	(1,555,444)	(1,551,113)	(1,539,712)	(1,530,448)
Accumulated other comprehensive income	101	116	474	674	834	1	1,451
Total stockholders’ equity	130,530	142,967	158,724	149,107	155,040	171,073	182,752

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$208,258	$229,006	$362,278	$337,784	$353,209	$494,612	$537,853

2

priceline.com Incorporated

Statistical Data

In thousands

Gross Bookings	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04	3Q04

Merchant	$226,739	$267,039	$266,640	$197,543	$244,816	$295,718	$276,726
Agency	20,778	30,023	33,875	58,647	115,363	174,657	155,292
Total	$247,517	$297,061	$300,515	$256,191	$360,179	$470,375	$432,018

Year/Year Growth	-19.3%	-16.3%	9.2%	12.2%	45.5%	58.3%	43.8%

Units Sold	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04	3Q04

Airline Tickets	483	513	438	399	620	819	722
Year/Year Growth	-44.2%	-44.4%	-32.0%	-18.1%	28.2%	59.8%	64.9%

Hotel Room-Nights	1,234	1,505	1,642	1,319	1,669	1,983	2,081
Year/Year Growth	35.6%	38.0%	43.2%	36.9%	35.2%	31.8%	26.7%

Rental Car Days	663	867	1,215	922	1,213	1,409	1,364
Year/Year Growth	-12.6%	6.1%	59.1%	61.8%	83.1%	62.5%	12.3%

	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04	3Q04

Revenue	$200,487	$239,566	$243,441	$180,167	$224,131	$259,389	$235,882
Year/Year Growth	-23.4%	-21.3%	1.4%	-8.7%	11.8%	8.3%	-3.1%

Gross Profit	$32,987	$40,494	$40,648	$31,816	$43,374	$53,779	$51,104
Year/Year Growth	-21.4%	-15.9%	7.7%	4.4%	31.5%	32.8%	25.7%

Gross Bookings represent the total dollar value of travel booked, inclusive of taxes and fees.

The gross bookings and units sold information included above is for U.S. operations only.

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